EXHIBIT 99.1

WeTrade Group Appoints Mr. Hanfeng Li as its Vice President and as the President of WTPay Business Segment

BEIJING, Oct. 12, 2022 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), an emerging growth company engaged in the business of providing software-as-a-services (SAAS) and cloud intelligent systems for micro-businesses, today announced that the board of directors has appointed Mr. Hanfeng Li as Vice President of WeTrade Group Inc. and the President of WTPay Business Segment to develop the Company's global financial technology segment. The appointment of Mr. Hanfeng Li aims to optimize the Company's international development strategy and business alignment.

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Served as key positions in Tencent fintech and Alipay, Mr. Li has many years of extensive working experience in global payment and fintech industry. He deeply involved in many financial projects, including but not limited to Wechat payment, Wechat cross-border payment, QQ wallet, Wechat and QQ red envelope, Tencent universal benefit and enterprise payment.

Mr. Hanfeng Li, Vice President of the Company, said, "I'm excited to join WeTrade, a technology company that has great growth potential and advantages of strong shareholders. I look forward to making my contribution to the Company's development of the global payment industry. I am thrilled to work with WeTrade team to develop its global payment business, integrate its business into the global payment industry, and further promote cooperation with leading fintech companies worldwide."

Mr. Pijun Liu, Chief Executive Officer of the Company, commented, "We are very glad to welcome Mr. Hanfeng Li to the Company. Mr. Hanfeng Li has extensive experience in the fields of global payment and financial technology. We believe Mr. Hanfeng Li's expertise and experience will make valuable contribution to the development of our global financial technology business."

WTPay is expected to be launched for trial soon, customer can use WTPay for global acquiring business, global store opening, global payment collection, international account, global remittance, and currency exchange. WTPay is independently developed by the Company and supports multiple methods of online payment and eight mainstream digital wallet in over 100 countries.

The Company expects to develop the global payment business with a focus on the payment scene. Through fully aggregating the front, middle and back ends of the global cross-border trade industry chain, the Company strives to accelerate the integration of various of elements and resources, such as information flow and capital flow, and thereby provide solutions for enterprises in the aspects of payment collection, capital turnover and digital transformation.

About WeTrade Group Inc.

WeTrade Group Inc. is a technical service provider of SAAS and Cloud Intelligent System for micro-businesses, and a pioneering internationalized system in the global micro-business cloud intelligence field and the leader, innovator and promoter of the world's cloud intelligent system for micro-businesses. WeTrade Group independently developed the cloud intelligent system for micro-businesses (Abbreviation: YCloud). YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system. As of today, YCloud's business has successfully landed in mainland China and Hong Kong, covering the micro business industry, tourism industry, hospitality industry, livestreaming and short video industry, aesthetic medical industry and traditional retail industry. For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

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